UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices, Zip Code)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

Compensation of Chief Financial Officer

On February 26, 2020, pursuant to approval of the Compensation Committee of the Board of Directors of Pro-Dex, Inc. (“Pro-Dex” or the “Company”), Alisha K. Charlton, the Company’s Chief Financial Officer, had an increase in base salary from $205,000 to $215,000 per year retroactive to November 1, 2019.  Ms. Charlton’s employment with the Company continues on an at-will basis.

Stock Performance Awards of Chief Executive Officer

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on December 8, 2017, the Compensation Committee previously approved the issuance of Performance Award Agreements under the Company’s 2016 Equity Incentive Plan to select employees, including awards issued to Richard L. Van Kirk, the Company’s Chief Executive Officer.

On February 26, 2020, the Compensation Committee approved the re-allocation of forfeited performance awards from former employees totaling 11,600 shares of the Company’s Common Stock to other continuing employees, including performance awards for an additional 3,100 shares of the Company’s Common Stock to Mr. Van Kirk, beginning with the second performance target which will have a first testing date of July 1, 2020.  All other terms of the Performance Awards remain unchanged from the terms described in the Form 8-K filed on December 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2020	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer